SFG293C
Rev: 5/1/00

                               CODE OF ETHICS FOR
                     SIGNATURE BROKER-DEALER SERVICES, INC.

         Signature Broker-Dealer Services, Inc. and its affiliates (collectively "SBDS"), have each adopted this Code of Ethics (the "Code") to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(c)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.       DEFINITIONS


A. An "Access Person" means any employee, Director or officer of SBDS who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities for a Fund for which SBDS acts as distributor or whose functions or duties as a part of the ordinary course of his or her business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities or who serves as an officer or Trustee/Director for any such Fund All Access Persons of SBDS shall be advised they are considered such by the Review Officer.


B. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934, a copy of which is attached hereto.

         "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.


D. "Covered Security" means a security as defined in section 2(a)(36) of the Act, except that it does not include:

               1. Direct obligations of the Government of the United States;

               2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

               3. Shares issued by open-end Funds.


         E. A "Covered Security Held or to be Acquired by a Fund" means:

               1. Any Covered Security which, within the most recent 15 days:

                           (a) Is or has been held by the Fund; or

                           (b) Is being or has  been  considered  by the Fund or
                               its investment adviser for purchase by the Fund; and

               2. Any option to purchase or sell,  and any security  convertible into or exchangeable for, a Covered Security described in (i) of this section.

F.       "Fund" means an investment company registered under the 1940 Act.


G. "Holdings Reports" are reports filed by Access Persons and contain the following information:

1. the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership; and

2. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

3.       the date the report is submitted by the Access Person.

         H. The "Review Officer" is the person designated by SBDS' Board of Directors to monitor the overall compliance with this Code. Included in the duties of the Review Officer is the review of all initial and annual Holdings Reports and quarterly transaction reports and the maintenance of the list of Access Persons. In the absence of any such designation, the Review Officer shall be the General Counsel of SBDS or Molly S. Mugler.

         I. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security


II.      STATEMENT OF GENERAL PRINCIPLES

         The following general fiduciary principles shall govern the personal investment activities of all Access Persons.


         Each Access Person shall:

         A. at all times, place the interests of Funds SBDS distributes before his or her personal interests;


         B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and


         C. not take any inappropriate advantage of his or her position with SBDS with respect to any Fund SBDS distributes.


    It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of a principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Covered Security Held or to be Acquired by the Fund: (1) To employ any device, scheme or artifice to defraud the Fund; (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading; (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or (4) To engage in any manipulative practice with respect to the Fund.

III.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

         A.    Blackout Periods


               No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known a Fund has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.


         B.    Exempted Transactions

               The prohibitions of Section III shall not apply to:

               1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

               2. purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transactions;

               3.    purchases   which  are  part  of  an   automatic   dividend
                     reinvestment plan;

               4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               5. purchases and sales that receive prior approval in writing by the Review Officer as (a) only remotely potentially harmful to a Fund because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by a Fund or client, and (c) not representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by a Fund.

IV.      COMPLIANCE PROCEDURES

         A.    Reporting

1.       Quarterly Transaction Reports


                     (a) Coverage of Quarterly Transaction Reports: Each Access Person shall, unless otherwise exempted, file with the Review Officer confidential quarterly reports containing the information required in section (b) below, with respect to all transactions during the preceding quarter in any Covered Securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.


                     (b) Filing of Quarterly Transaction Reports: Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) the date of the transaction, the title, the interest rate and maturity (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                          (ii)      the   nature  of  the   transaction   (i.e.,
                                    purchase,   sale  or  any   other   type  of
                                    acquisition or disposition);

                          (iii) the price at which the transaction was effected;

                          (iv)      the name of the broker,  dealer or bank with
                                    or   through   whom  the   transaction   was
                                    effected;

                          (v) the date that the report is submitted by the Access Person; and

                           (vi) with respect to any account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the name of the broker, dealer or bank with whom the Access Person established the account, the date the account was established and the date the report is submitted by the Access Person.


                     (c) Broker Confirmations/Account Statements: An Access Persons may direct his or her brokers to supply the Review Officer on a timely basis, duplicate copies of confirmations of all personal transactions in Covered Securities. An Access Person need not make a quarterly transaction report if the report would duplicate information contained in duplicate information contained in broker trade confirmations or account statements received by the Review Officer in the time period required if all the information required is contained in the broker trade confirmations or account statements or in the records of the Review Officer.

               2. Initial Holdings Reports: All persons who become Access Persons must file an initial Holdings Report with the Review Officer within ten days after that person becomes an Access Person. The information contained in the initial Holdings Report must be current as of the date the person became and Access Person.

               3. Annual Holdings Reports: All Access Persons, unless exempted, must file an annual Holdings Report by the later of September 1 of each year or such earlier time as requested by the Review Officer. The information contained in the annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.


                4. Exceptions from Reporting Requirements: No Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question).

         B.    Review

               The Review Officer shall be responsible for reviewing transactions. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.



V.       REVIEW BY THE PRESIDENT

         At least annually, the Review Officer shall report to the President regarding:

         A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

         B.    Any recommended changes to the Code or procedures; and

         C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.


VI.      SANCTIONS FOR VIOLATIONS BY ACCESS PERSONS

         If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the President who may advise the Board of Directors and the President or the Board may impose such sanctions as he or she or it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors of SBDS and the Board of Directors/Trustees of the Funds for which SBDS acts as Distributor.

VII.     MISCELLANEOUS

         A.    Access Persons

               The Review Officer will identify all Access Persons who are under a duty to make reports to SBDS and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

         B.    Records

               SBDS shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

               1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

               2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

               3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

               4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

         C.    Confidentiality


               All reports of Covered Securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.


         D.    Interpretation of Provisions

               The Board of Directors of SBDS may from time to time adopt such interpretations of this Code as it deems appropriate.






SFG293c

SFG293c
            SIGNATURE BROKER-DEALER SERVICES, INC. AND ITS AFFILIATES
                               TRANSACTIONS REPORT

To:      Molly S. Mugler, Senior Legal Counsel
From:
                            (Your Name)

         This Transaction Report (the "Report") is submitted pursuant to the Code of Ethics (the "Code") of Signature Broker-Dealer Services, Inc. and its affiliates ("SBDS") and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an investment company administered or distributed by SBDS) for the calendar quarter ended .

         Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code. For purposes of the Report, beneficial ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

                                      Nature of
                                      Transaction
                                      (Whether                                       Name of the
                                      Purchase,        Principal                     Broker, Dealer
                                      Sale, or         Amount of     Price at        Or Bank with
                                      Other Type of    Securities    Which the       Whom the          Nature of
Name of   Title of     Date of        Disposition      Acquired or   Transaction     Transaction       Ownership of
Fund      Securities   Transaction    Or Acquisition   Disposed of   Was Effected    Was Effected      Securities*




Name of Covered Securities Account   Established in Last Quarter       Date Account was Established



         I HEREBY  CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF SBDS,
(2) RECOGNIZE  THAT I AM SUBJECT TO THE CODE,  (3) HAVE DISCLOSED ALL SECURITIES
HOLDINGS AS REQUIRED,  AND (4) THAT TO THE BEST OF MY KNOWLEDGE THE  INFORMATION
FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


NAME (Print)      _____________________________               DATE  ____________________

SIGNATURE         _________________________________________________

*  If appropriate, you may disclaim beneficial ownership of any security listed in this report.
[    ]    Check here if you have arranged for duplicate confirmation statements to be sent to the
          Review Officer.  If so, no other information is required on this form.




                     SIGNATURE BROKER-DEALER SERVICES, INC.
                       ACCESS PERSONS AS OF MARCH 31, 2000


         Name                       Date Became               Reason Designated as Access Person
                                    Access Person


------------------------------------ ----------------- ---------------------------------------------------------------

Molly S. Mugler                      Pre-2000          Officer of 59 Wall Street Funds, CitiFunds

------------------------------------ ----------------- ---------------------------------------------------------------
------------------------------------ ----------------- ---------------------------------------------------------------

Philip W. Coolidge                   Pre-2000          Officer of 59 Wall Street Funds, CitiFunds

------------------------------------ ----------------- ---------------------------------------------------------------
------------------------------------ ----------------- ---------------------------------------------------------------

Christine D. Dorsey                  Pre-2000          Officer of 59 Wall Street Funds, CitiFunds

------------------------------------ ----------------- ---------------------------------------------------------------
------------------------------------ ----------------- ---------------------------------------------------------------

James E. Hoolahan                    Pre-2000          Officer of 59 Wall Street Funds, CitiFunds

------------------------------------ ----------------- ---------------------------------------------------------------
------------------------------------ ----------------- ---------------------------------------------------------------
Linwood C. Downs                     Pre-2000          Officer of CitiFunds
------------------------------------ ----------------- ---------------------------------------------------------------
------------------------------------ ----------------- ---------------------------------------------------------------

Susan Jakuboski                      Pre-2000          Officer of 59 Wall Street Funds, Citifunds

------------------------------------ ----------------- ---------------------------------------------------------------
